Exhibit 10.31

20 September 2022

Private and Confidential

The Directors
Vast Solar Aurora Pty Ltd
[***]
[***]

Sent via email to:
Craig Wood, Chief Executive Officer

[***]

Dear Directors

ISSUE OF OPTIONS

We refer to the Share Sale and Purchase Agreement between 1414 Degrees Limited ACN 138 803 620 (14D or the Company), Vast Solar Aurora Pty Ltd ACN 660 141 168 (Vast Solar) and Vast Solar Pty. Ltd. ACN 136 258 574 dated 15 June 2022 (Agreement).

Pursuant to clause 23 of the Agreement, 14D has agreed to issue a call option over fully paid ordinary shares in the capital of the Company (Shares) to AGCentral Pty Ltd ACN 053 901 518 (Grantee) in connection with the sale of 50% of the fully paid ordinary shares in the capital of SiliconAurora Pty Ltd ACN 606 360 169 from 14D to Vast Solar.

The parties wish to record in further detail the terms on which certain options will be issued by the Company to the Grantee for the purposes of clause 23 of the Agreement.

1.	Definitions

1.1	In this letter, unless another meaning is clearly indicated, any term that is defined in the Agreement has the same meaning when used in this letter.

1.2	Notwithstanding paragraph 1.1, the parties agree that:

(a)	all references to 'Call Option' in the Agreement are to be read as references to the term 'Options' (with consequential grammatical changes made as required) and references to 'Options' in this letter are to the options over Shares to be issued in accordance with the terms of this letter and otherwise pursuant to clause 23 of the Agreement; and

(b)	all references to 'Option Shares' in the Agreement are to be read as references to 'Shares' as defined in this letter.

2.	Inconsistency

2.1	The terms and conditions of this letter prevail over the terms and conditions in the Agreement to the extent of any inconsistency.

2.2	The parties acknowledge and agree that:

(a)	for the avoidance of doubt, and having regard to the terms of clauses 3 and 4 of this letter, clause 23.3 of the Agreement is of no further force and effect; and

(b)	the Notice of Exercise of Call Option forming Schedule 2 to the Agreement is of no further force and effect and is replaced by the exercise notice in the form set out in Schedule 1 of this letter (Notice of Exercise).

3.	Issue of Options

3.1	The parties acknowledge and agree that, consistent with clauses 23.3(a) and 23.3(b) of the Agreement, the precise number of Options to be issued to the Grantee is subject to, and will be determined based on whether, the Company at its next annual general meeting receives the General Approval and / or the Specific Approval.

3.2	It is currently expected that the Company's next annual general meeting will occur on or around 23 November 2022 (2022 AGM).

3.3	The parties wish to record their agreement that, for the purposes of clauses 23.2 of the Agreement, and having regard to the formulae set out in clauses 23.3(a) and 23.3(b) of the Agreement, the number of Options to be issued to the Grantee on the Business Day following the 2022 AGM will be:

(a)	if neither General Approval nor Specific Approval are obtained at the 2022 AGM, 12,107,127 Options, being 6% of the Shares on issue on 15 June 2022; and

(b)	if General Approval or Specific Approval (or both) are obtained at the 2022 AGM, 19,976,760 Options, being 9.9% of the Shares on issue on 15 June 2022.

3.4	In addition to the terms set out in the Agreement, the key terms of the Options are as follows:

(a)	Subject to the Listing Rules, each Option confers on the Grantee the right, upon the valid exercise of that Option, to be issued one Share.

(b)	The price payable upon the exercise of each Option is $0.16. As a consequence, the definition of 'Exercise Price' in clause 23.7(a) of the Agreement, should now be read to as meaning $0.16 multiplied by the number of Options the subject of a Notice of Exercise.

(c)	The Exercise Price or number of Shares issued on exercise of each Option may be adjusted in accordance with clause 5 and the Listing Rules.

(d)	There is no obligation on the Grantee to exercise the Options.

(e)	The Options will not be quoted on the official list of the ASX.

(f)	The Options do not confer on the Grantee:

(i)	any right to participate in a new issue of Shares during the Option Period without first exercising the Options;

(ii)	the right to vote in the affairs of the Company or to consent as a shareholder in respect of meetings of shareholders, or any rights as a shareholder of the Company; and

(iii)	any right to receive dividends declared by the Company,

until such time as the Options held by the Grantee have been validly exercised and the Grantee has been issued Shares pursuant to such exercise.

3.5	The Company shall issue the Grantee with a certificate or holding statement in respect of the Options issued under this letter.

4.	Exercise of Options

4.1	The Options may only be exercised during the Option Period.

4.2	The Options may only be exercised in one tranche. Any Option not exercised pursuant to a Notice of Exercise will lapse at the time the Grantee delivers the Notice of Exercise to the Company.

4.3	Subject to paragraph 4.2, the Grantee may exercise the Options or any of them by:

(a)	delivering a fully completed and validly executed Notice of Exercise specifying the number of Options being exercised to the Company during the Option Period; and

(b)	paying the Exercise Price for the Options the subject of the Exercise Notice by way of delivery of a bank cheque to the Company or a direct transfer of immediately available and cleared funds to the Company's bank account (or by such other reasonable way as directed by the Company).

4.4	Before any proposed exercise of any Options by the Grantee:

(a)	the Grantee must enquire with the Company as to whether the Company's interests would be materially prejudiced if the Company were to be required to issue a notice to the ASX in accordance with section 708A(6) of the Corporations Act 2001 (Cth) (Corporations Act) to ensure that the Shares to be issued on the exercise of the Options will not be subject to any on-sale restrictions under section 707(3) of the Corporations Act (Cleansing Statement); and

(b)	if the Company advises that its interests would be materially prejudiced, the Grantee must in good faith consider whether there is an alternative time when it could exercise the relevant Options without causing material prejudice to the Company's interests or the Grantee's interests.

4.5	For the avoidance of doubt, paragraph 4.4 does not oblige the Grantee to postpone the exercise of the Options. However, if the Grantee agrees to postpone the exercise of any Options after consultation with the Company pursuant to paragraph 4.4(a), the Grantee must re-comply with its obligations under paragraph 4.4(a) in relation to any future proposed exercise of the Options.

4.6	Subject to the operation of clauses 4.4 and 4.5, upon the exercise of Options, the Company must use its best endeavours to ensure that, within five business days of such exercise:

(a)	the Shares to be issued on the exercise of the relevant Options are allotted and issued to the Grantee or its Nominee specified in the Notice of Exercise and a holding statement in respect of the Shares is given to the Grantee or its Nominee (as applicable);

(b)	an application for quotation of the relevant Shares is made to the ASX and the Company does everything the ASX reasonably requires to obtain quotation of those Shares (including but not limited to paying any fees related to the obtaining of official quotation of those Shares on the ASX);

(c)	subject to the payment of any tax (which must be paid by the Grantee or its Nominee (as applicable)) (if any), enter the Grantee or its Nominee (as applicable) into the Company's register of members as the registered holder of the Shares which it has been issued with following exercise of the Options; and

(d)	the Company issues a Cleansing Statement.

4.7	In the event that the Company is unable to issue a Cleansing Statement for the purposes of clause 4.6(d) for any reason, the Company must:

(a)	issue a prospectus, within 20 business days from the Exercise Date, to ensure that the Shares to be issued on the exercise of the Options will not be subject to any on-sale restrictions under section 707(3) of the Corporations Act; and

(b)	issue the relevant number of Shares to the Grantee or its Nominee (as applicable) within five business days of the lodgement of the prospectus.

5.	Adjustment Events

5.1	Notwithstanding any other provision of this letter except for clause 5.2:

(a)	if there is a reorganisation (including consolidation, sub-division, reduction, cancellation or return) of the share capital of the Company during the Option Period, the rights of the Grantee in respect of any unexercised Options will be re-organised to the extent necessary to comply with Listing Rule 7.22;

(b)	in the event of a bonus issue of Shares to shareholders during the Option Period, the number of Shares to be issued on the exercise of any Options will be adjusted in the manner contemplated by Listing Rule 6.22.3; and

(c)	in the event of a pro rata issue (other than a bonus issue) of Shares to shareholders during the Option Period, the Exercise Price will be adjusted in the manner contemplated by Listing Rule 6.22.2.

5.2	Notwithstanding any other provision of this letter:

(a)	if the terms of issue of the Options are inconsistent with the Listing Rules then in force, then the Listing Rules prevail to the extent of any inconsistency and the terms of the Options and this letter will be deemed modified accordingly without further action by the Company being necessary; and

(b)	the rights of the Grantee will be adjusted to the extent necessary to comply with the Listing Rules, including, without limitation, as they apply to a reorganisation undertaken by the Company at the time of the reorganization.

6.	Miscellaneous

6.1	The Company and Vast Solar acknowledge and agree that Vast Solar holds the rights of Vast Solar and the Grantee under this letter for the benefit of the Grantee, and the Grantee is entitled to enforce such rights as though it were a party to this letter agreement.

6.2	This letter and the Agreement, when read together with clause 23 of the Agreement, constitutes the entire agreement of the parties in relation to its subject matter and supersedes all prior discussions, undertakings and agreements between them.

6.3	This letter is governed by and is to be construed in accordance with the laws applicable in South Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of South Australia and courts of appeal therefrom.

6.4	If any provision of this letter is or becomes illegal, invalid or unenforceable in any jurisdiction, the provision must be read down so as to give it as much effect as possible. If it is not possible to give the provision any effect at all, it is severed from this letter. Any reading down or severance does not affect the validity and enforceability of the remaining provisions in that jurisdiction or the validity and enforceability of the offending provision in any other jurisdiction.

6.5	This letter may be executed in any number of counterparts, each signed by one or more parties. Each counterpart when so executed is deemed to be an original and all such counterparts taken together constitute one document.

6.6	Without limiting to any other method of signing or delivery permitted by law:

(a)	each party may sign and deliver this letter electronically;

(b)	the electronic signature, whether digital or encrypted, of a party on this letter has the same force and effect as his or her manual or 'wet ink' signature; and

(c)	transmission by electronic means of a signed counterpart of this letter (whether signed electronically or otherwise) has the same effect as physical delivery of the hardcopy bearing an original manual or 'wet ink' signature of the signatory.

Executed as a deed

Executed by 1414 Degrees Limited CAN
138 803 620 in accordance with
section 127(1) of the Corporations Act
2001 (Cth) by:

/s/ Alison Mirieille Evans	/s/ Tania Marie Sargent
Signature of Director	Signature of Director/Company Secretary

Alison Mirieille Evans	Tania Marie Sargent
Full name (print)	Full name (print)

6 October 2022	6 October 2022
Date	Date

Executed by Vast Solar Aurora Pty Ltd
ACN 660 141 168 in accordance with
section 127(1) of the Corporations Act
2001 (Cth) by:

/s/ Craig Wood	Christina Hall
Signature of Director	Signature of Company Secretary

Craig Wood	Christina Hall
Full name (print)	Full name (print)

20 September 2022	20 September 2022
Date	Date

Executed by Vast Solar Pty. Ltd.
ACN 136 258 574 in accordance with
section 127(1) of the Corporations Act
2001 (Cth) by:

/s/ Craig Wood	/s/ Christina Hall
Signature of Director	Signature of Company Secretary

Craig Wood	Christina Hall
Full name (print)	Full name (print)

20 September 2022	20 September 2022
Date	Date

Schedule 1       Notice of Exercise

To:	1414 Degrees Limited [***] [***] (Company)

We refer to the:

•	Share Sale and Purchase Agreement between 1414 Degrees Limited ACN 138 803 620 (Company), Vast Solar Aurora Pty Ltd ACN 660 141 168 (Vast Solar) and Vast Solar Pty. Ltd. ACN 136 258 574 (Guarantor) dated 15 June 2022 (Agreement); and

•	letter agreement between the Company Vast Solar and the Guarantor dated #[insert date]# (Letter).

Terms defined in the Letter and the Agreement have the same meaning in this notice.

AGCentral Pty Ltd ACN 053 901 518 (AGCentral) is the Grantee under the Agreement.

AGCentral hereby notifies the Company that:

1.	we wish to exercise #[insert number]# of the Options that we hold (Exercise Options);

2.	we direct the Company to issue to #[us/insert nominee]# the number of Shares that we are entitled to be issued upon the valid exercise of the Exercise Options; and

3.	we hereby provide evidence of an amount equal to the Exercise Price, being $#[insert number]# having been paid to the Company (which, for the avoidance of doubt, will constitute the subscription payment for the Shares that we are entitled to be issued upon the valid exercise of the Exercise Options).

Dated:

Executed by AGCentral Pty Ltd ACN 053
901 518 in accordance with section 127(1)
of the Corporations Act 2001 (Cth) by:

Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Date	Date